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[LOGO] ING FUNDS

                                                                      (d)(5)(iv)

                                     FORM OF

June 1, 2008

David Makowicz
Chief Operating Officer
ING Clarion Real Estate Securities
259 North Radnor-Chester Road
Suite 205
Radnor, PA 19087

Dear Mr. Makowicz:

     Pursuant to the Sub-Advisory Agreement dated September 23, 2002 between ING Investments, LLC and ING Clarion Real Estate Securities L.P., as amended, (the "Agreement"), we hereby notify you of our intention to modify the annual sub-adviser fee for ING Global Real Estate Fund (the "Fund"), effective June 1, 2008, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-adviser fee indicated for the Fund, is attached hereto.

     Please signify your acceptance to the modified sub-adviser fee with respect to the Fund by signing below where indicated.

                                        Very sincerely,

                                        Todd Modic
                                        Senior Vice President
                                        ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Clarion Real Estate Securities L.P.


By:
    ---------------------------------
Name:
      -------------------------------
Title:              , Duly Authorized
       -------------

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000        ING Investments, LLC
Scottsdale, AZ 85258-2034          Fax: 480-477-2744
                                   www.ingfunds.com

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                                     FORM OF

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                     ING CLARION REAL ESTATE SECURITIES L.P.

Series                                           Annual Sub-Adviser Fee
------                                           ----------------------
                                      (as a percentage of average daily net assets)
ING Global Real Estate Fund
                                      0.400% on the first $200 million of assets;
                                     0.350% on the next $550 million of assets; and
                                       0.300% on assets in excess of $750 million

ING International Real Estate Fund     0.50% on the first $250 million of assets
                                        0.45% on the next $250 million of assets
                                                    0.40% thereafter